STATE OF DELAWARE

XXXXX **XXXXXX**

Common Stock Cusip No: 82838E 10 5

SILVERHILL MANAGEMENT SERVICES, INC.

50,000,000 AUTHORIZED SHARES $.0001 PAR VALUE

Shares of SILVERHILL MANAGEMENT SERVICES, INC. *Common Stock*

Chief Financial Officer

Silverhill
Management
Services, Inc.
Delaware

Chief Executive Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ....Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors
Act...
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, _____________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OR ASSIGNEE)

____

____

____ Shares
of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

____ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________________

____

NOTICE: THE SIGNATURE MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. SIGNATURES MUST BE MEDALLION GUARANTEED BY AN ELIGIBLE FINANCIAL INSTITUTION (COMMERCIAL BANK, TRUST COMPANY, OR A BROKER) PARTICIPATING IN A MEDALLION SIGNATURE GUARANTEE PROGRAM. ALL EXISTING REGISTERED OWNERS MUST SIGN.